Exhibit 99.2
EXECUTION COPY
ESCROW AGREEMENT
          THIS ESCROW AGREEMENT (this “Escrow Agreement”) is made and entered into as of April 14, 2009, by and among Clinical Data, Inc., a Delaware corporation (the “Parent”), Beckman Coulter, Inc., a Delaware corporation (the “Purchaser”) and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”).
RECITALS
          WHEREAS, the Parent, the Purchaser, Clinical Data, B.V., a company registered under the laws of the Netherlands, (“BV” and together with Parent, the “Sellers”), Beckman Coulter GmbH, a company registered under the laws of the Republic of Germany (“BC Germany”); Beckman Coulter Holdings GmbH, a company registered under the laws of the Republic of Germany (“BCH”) have entered into that certain Stock Purchase Agreement dated April 1, 2009 by and among Sellers, Purchaser, BC Germany and BCH (the “Stock Purchase Agreement”) pursuant to which on the date hereof (i) Purchaser has acquired from Parent all of the issued and outstanding shares of capital stock of Cogenics, Inc., a Delaware corporation (“Cogenics”), (ii) BC Germany has acquired from BV all of the issued and outstanding shares of capital stock of Epidauros Biotechnologie, Aktiengesellschaft, a company organized under the laws of Germany (“Epidauros”) and (iii) BCH has purchased and BV has sold all of the issued and outstanding shares of Cogenics Genome Express, S.A. a French socièté anonyme (“CGE”);
          WHEREAS, Section 1.3 of the Stock Purchase Agreement provides that, at the Closing, a cash amount equal to $2,500,000 (the “Escrow Amount”) shall be deposited by Purchaser into escrow to be held in accordance with the terms of this Escrow Agreement;
          NOW THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:
     1. Defined Terms. Capitalized terms used in this Escrow Agreement and not otherwise defined shall have the meanings given them in the Stock Purchase Agreement.
     2. Escrow Deposit. Simultaneously with the execution of this Escrow Agreement, Purchaser has deposited the Escrow Amount with the Escrow Agent. The Escrow Amount, together with all interest, gains and other earnings realized with respect thereto (the “Escrow Income”), at any time held in escrow pursuant to this Escrow Agreement, shall be hereinafter referred to as the “Escrow Account.”
     3. Investment of Escrow Account. (a) The Escrow Agent shall initially invest the Escrow Amount in one of the Escrow Agent’s taxable money market deposit (MMDA) accounts and, in accordance with joint written instructions signed by Purchaser and Parent, the Escrow Account or any portion thereof may be invested in one or more of the investments referred to below if such investments are reasonably available for purchase:
     (i) interest bearing deposits with maturity dates of ninety (90) days or less of any bank or trust company located within the United States of America, including one or more accounts maintained in the commercial banking department

(if any) of the Escrow Agent, provided that any such bank or trust company shall have capital and surplus of at least $5,000,000,000;
     (ii) certificates of deposit with maturity dates of ninety (90) days or less issued by the commercial banking department (if any) of the Escrow Agent, or of any bank or trust company located in the United States of America provided that any such bank or trust company shall have capital and surplus of at least $5,000,000,000; or
     (iii) direct obligations of, or obligations guaranteed as to all principal and interest by, the United States of America, in each case with maturity dates of ninety (90) days or less;
provided, however, that in the absence of joint instructions from Purchaser and Parent as to the investment of the Escrow Account in one or more of such investments, the Escrow Account shall be invested in MMDA. The parties acknowledge and agree that the Escrow Account may lose value and that Escrow Agent shall not be liable for any decline in the amount of the Escrow Account resulting from investment loses, whether or not such investment is made pursuant to the Section 3(a) or otherwise. Parent shall have no right to receive any distribution from Escrow Agent, Purchaser or otherwise except pursuant to Section 5 hereof and then only to the extent of the amounts then available under and pursuant to the Escrow Account.
          (b) Interest and other earnings on permitted investments shall be added to the Escrow Account. Any loss or expenses incurred as a result of an investment will be borne by the Escrow Account.
          (c) The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting activity in the Escrow Account for the preceding month. No such statement need be rendered for the Escrow Account if no activity occurred for such month.
          (d) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The parties hereto acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.
          (e) Purchaser and Parent acknowledge and agree that the delivery of the Escrow Account is subject to the sale and final settlement of permitted investments. Proceeds of a sale of permitted investments will be delivered on the Business Day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such permitted investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding Business Day.
     4. Procedures with Respect to Indemnification Claims.
          (a) Claims by Purchaser Indemnified Parties. If, at any time and from time to time prior to the termination of this Escrow Agreement, Purchaser, its Affiliates, or any of its Indemnified Parties desires to make a claim against the Escrow Account pursuant to its rights under Section 8 of the Stock Purchase Agreement (each, a “Claim”), Purchaser, on its own behalf or on behalf of any Acquired Company, any Affiliate of Purchaser, or any of Purchaser’s Indemnified Parties (such claiming party, the “Claimant”), shall deliver a written notice of the Claim (a “Claims Notice”) to the Escrow Agent, with a copy to Parent, in the form attached hereto as Annex I specifying, based on the facts then known to the Claimant or Purchaser, a reasonably detailed description of the basis for such Claim and a reasonable estimate of Losses for which the Claimant believes it is or may be entitled to under the Stock Purchase Agreement (the “Claimed Amount”) and Purchaser’s payment delivery instructions.
          (b) Response by Parent. Within twenty (20) calendar days after receipt by the Escrow Agent of any Claims Notice (“Response Period”), Parent shall, with respect to such Claims Notice, by notice to Parent and the Escrow Agent (a “Response Notice”) in the form attached hereto as Annex II, either (a) concede liability for the Claimed Amount in whole, or (b) deny liability for the Claimed Amount in whole or in part (it being understood that any portion of the Claimed Amount for which Parent has not denied liability shall be deemed to have been conceded). If Parent denies liability in whole or in part, such Response Notice shall be accompanied by a reasonably detailed description of the basis for such denial. The portion of the Claimed Amount for which Parent has conceded liability is referred to herein as the “Conceded Amount.” If Parent has conceded liability for any portion of the Claimed Amount, Parent and Purchaser, by joint notice in the form attached hereto as Annex III, shall instruct the Escrow Agent to promptly pay to the applicable Claimant the Conceded Amount (such joint notice, the “Conceded Amount Notice”); provided, however, that if Parent fails to deliver a Response Notice within the twenty (20) calendar days period specified in this Section 4(b), Parent shall be deemed to have conceded the Claimed Amount in full (and the Claimed Amount shall constitute the Conceded Amount) and the Escrow Agent shall promptly pay, without the need of further instruction from Parent or Purchaser, the applicable Claimant such Conceded Amount.
          (c) Resolutions of Disputes. If Parent has denied liability for, or otherwise disputes, the Claimed Amount, in whole or in part, Parent and Purchaser, on behalf of the applicable Claimant, shall attempt to resolve such dispute as promptly as possible. If Purchaser and Parent resolve such dispute, they shall deliver a notice to the Escrow Agent a Conceded Amount Notice signed by each of them. Such Conceded Amount Notice shall instruct the Escrow Agent to promptly pay to the applicable Claimant the amount, if any, agreed to by both Purchaser and Parent in settlement of such dispute. If Purchaser and Parent fail to resolve such dispute, then the Escrow Agent shall hold that portion of the Escrow Amount that is claimed by the Claimant in the Claim Notice, until the earlier of:

          (i) receipt by Escrow Agent of written notice from the Parent consenting to the release to the Claimant of such portion of the Escrow Amount claimed by the Claimant; or
          (ii) receipt by Escrow Agent of an order of a court of competent jurisdiction accompanied by a legal opinion by counsel for the presenting party that the order is final and nonappealable; or
          (iii) receipt by Escrow Agent of a joint written direction of the Parent and the Purchaser, that the Claimant is entitled to all or part of the Escrow Amount.
Thereupon, the Escrow Agent shall deliver to the Buyer any portion of the Escrow Amount to which the Purchaser is entitled in accordance with clause (i), (ii) or (iii) above and shall retain or deliver the balance of the Escrow Amount, if any, in accordance with the terms of this Escrow Agreement.
     5. Release of Escrow Account.
          (a) Release of Escrow Account. The Escrow Agent shall deliver and/or retain such amount of the Escrow Account held by it as of the eighteen month anniversary of the deposit into the Escrow Account of the Escrow Amount as follows:
          (i) pay to the Purchaser such amount of the Escrow Account as the Purchaser is entitled to pursuant to Section 4 by reason of a Claim Notice which is a Conceded Amount; and
          (ii) retain for delivery, pursuant to the provisions of Section 4, an amount of the Escrow Account equal to the aggregate unresolved Claims as are the subject of contested claims or as to which claims have been filed with the Escrow Agent but the time period for delivery of notice of intent to contest such claims have not expired pursuant to Section 4; and
          (iii) pay to the Seller the balance of the Escrow Account not paid to the Purchaser pursuant to Section 5(a)(i) or retained for delivery pursuant to Section 5(a)(ii).
          (b) Final Release of Escrow Account. Following the release of Escrow Amount and the Escrow Income from the Escrow Account pursuant to Section 5(a), Escrow Agent shall promptly pay to Seller the balance of any amount remaining in the Escrow Account following final resolution of all outstanding Claims pursuant to Section 4.
     6. Conditions of Escrow. The Escrow Agent agrees to hold and safeguard the Escrow Account and to perform its duties in accordance with the terms and provisions of this Escrow Agreement. Parent and Purchaser agree that the Escrow Agent does not assume any responsibility for the failure of Parent or Purchaser to perform any of their respective obligations in accordance with the Stock Purchase Agreement, this Escrow Agreement or any other agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent’s rights, duties, liabilities and immunities:

          (a) The Escrow Agent shall be protected in acting upon any written notice, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, fiduciary, or individual acting on behalf of another party hereto, which the Escrow Agent in good faith believes to be genuine, it shall not be necessary for the Escrow Agent to inquire into such corporation’s, fiduciary’s or individual’s authority. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Escrow Agreement in a representative capacity.
          (b) The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence, recklessness or willful misconduct.
          (c) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or the duties hereunder, and it shall incur no liability and shall be deemed to be acting in good faith in accordance with the opinion and instructions of such counsel. The reasonable costs of such counsel’s services shall be paid to the Escrow Agent in accordance with Section 9 below. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.
          (d) The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by the Stock Purchase Agreement or any agreement of the other parties hereto (whether or not it has any knowledge thereof) or by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement, until received and acknowledged by an officer in its Shareowner Services department in writing. The Escrow Agent shall have only those duties as are expressly provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Stock Purchase Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other Agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT’S FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS ESCROW AGREEMENT, OR (ii) SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

          (e) The Escrow Agent reserves the right to resign at any time by giving thirty (30) days’ prior written notice of such resignation to Purchaser and Parent, specifying the effective date thereof. Notwithstanding the foregoing, no such resignation shall be effective until, within sixty (60) calendar days after receiving the aforesaid notice, a successor Escrow Agent (with capital and surplus of at least $25,000,000,000) shall have been appointed by the parties to this Escrow Agreement (other than the Escrow Agent) and the Escrow Agent shall have delivered to such successor Escrow Agent the Escrow Account, all relevant books and records (including any Claims Notice) relating thereto and any instruments in which the Escrow Account has been invested in accordance with this Escrow Agreement. If a successor Escrow Agent has not been appointed and has not accepted such appointment by the end of the 60-calendar day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the costs, expenses and reasonable attorneys’ fees which are incurred in connection with such a proceeding shall be paid in accordance with Section 9 hereof. Any such successor to the Escrow Agent shall agree to be bound by the terms of this Escrow Agreement and shall, upon receipt of the Escrow Account, all relevant books and records (including any Escrow Claim Notice) relating thereto and any instruments in which the Escrow Account has been invested in accordance with this Escrow Agreement, become the Escrow Agent hereunder.
          (f) Upon delivery of all of the Escrow Account pursuant to the terms of Section 5(c) above or to a successor Escrow Agent, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered or issued, and all final arbitration awards and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.
          (g) In the event that any Escrow Account property shall be attached, garnished, or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole discretion (but acting in good faith), to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, and in the event that the Escrow Agent obeys or complies with any such writ, order, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated.
          (h) If the Escrow Agent becomes involved in litigation on account of this Escrow Agreement, it shall have the right to retain counsel and shall be entitled to reimbursement for all reasonable documented costs and expenses related thereto as provided in Sections 7 and 9 hereof; provided, however, that the Escrow Agent shall not be entitled to any such reimbursement to the extent such litigation ultimately determines that the Escrow Agent acted with gross negligence, recklessness or willful misconduct.

          (i) In the event that conflicting demands are made upon the Escrow Agent for any situation addressed in, or not addressed but related to, this Escrow Agreement, the Escrow Agent may withhold performance of the terms of this Escrow Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.
          (j) Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, so long as such successor has capital and surplus of at least $25,000,000,000, shall be and become the successor Escrow Agent hereunder and vested with all of the title to the whole property or trust estate and all of the trusts, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
          (k) The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement.
          (l) The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.
          (m) No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.
     7. Indemnification. Purchaser and Parent hereby agree, severally and not jointly, to indemnify the Escrow Agent for and to hold it harmless against any loss, liability or expense incurred without gross negligence, recklessness, willful misconduct or bad faith on the part of the Escrow Agent arising out of or in connection with its performance under this Escrow Agreement. The obligations of Purchaser and Parent set forth in this Section 7 shall survive the termination or assignment of this Escrow Agreement and the resignation or removal of the Escrow Agent.
     8. Banking Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a day on which the Escrow Agent is open for business, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day.

     9. Compensation. Purchaser and Parent shall, severally and jointly, each pay one-half of the fees and expenses (including reasonable documented attorneys’ fees and expenses) of the Escrow Agent for the services to be rendered by the Escrow Agent pursuant to this Escrow Agreement (the “Escrow Costs”). The Escrow Agent agrees to serve as Escrow Agent in accordance with the fee schedule attached as Exhibit A hereto. The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct any unpaid fees and non-reimbursed expenses from amounts on deposit in the Escrow Account. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.
     10. Notices. All notices, instructions, demands, consents, approvals and other communications to be given or delivered under or by reasons of the provisions of this Escrow Agreement shall be in writing and shall be deemed to have been given when personally delivered or delivered by express courier service of national standing (with charges prepaid). Monthly statements are except from method of delivery stated above. The statements will be delivered the following month after interest is posted to the Escrow Account by first class mail. Notices, instructions, demands, consents, approvals and other communications to the parties will be sent to the address indicated below:
if to Purchaser:
Beckman Coulter, Inc.
Attention: General Counsel
4300 N. Harbor Blvd.
P.O. Box 3100
Fullerton, CA 92834-3100
Facsimile No.: (714) 773-6955
with a copy to (which shall not constitute notice):
Hunton & Williams LLP
Attention: G. Roth Kehoe, II
Bank of America Plaza
600 Peachtree Street, N.E., Suite 4100
Atlanta, Georgia 30308
Facsimile No.: (404) 602-9012

if to Parent:
Clinical Data, Inc.
Attention: Caesar J. Belbel, Executive Vice President and Chief Legal Officer
One Gateway Center, Suite 702
Newton, MA 02458
Facsimile No.: (617) 965-0445
with a copy to (which shall not constitute notice):
Cooley Godward Kronish LLP
Attention: Marc A. Recht
The Prudential Tower
800 Boylston Street, 46th Floor
Boston, MA 02199
Facsimile No.: (617) 937-2400
if to Escrow Agent:
Wells Fargo Bank, N.A.
Attention: Marcus Blue
c/o Escrow Department
161 North Concord Exchange
St. Paul, MN 55075
Each of the parties may, by notice given as aforesaid, change its address for all subsequent notices.
     11. Entire Agreement; Amendment. This Escrow Agreement, together with the Stock Purchase Agreement and related exhibits and schedules, contains the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and this Escrow Agreement may be amended, modified, supplemented or altered only by a writing duly executed by the Escrow Agent, Purchaser and Parent.
     12. Assigns and Assignment. This Escrow Agreement shall extend to, shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and permitted assigns. This Escrow Agreement shall not, however, be assignable or transferable, in whole or in part, by any of the parties hereto, except upon the express prior written consent of each of the other parties hereto; provided that Purchaser may assign all or any portion of its rights hereunder, without prior written consent of Parent or the Escrow Agent; provided, further, Parent may, without the consent of Purchaser or the Escrow Agent, assign any or all of their rights and obligations hereunder to any party that is acquiring Parent in a change of control transaction, whether by merger, stock sale or sale of all or substantially all of Parent’s assets, provided that Parent nonetheless shall remain responsible for the performance of all of their obligations hereunder. No assignment of the interest of any of the parties hereto shall be binding on the Escrow Agent unless and until written evidence of assignment in form satisfactory to the Escrow Agent shall be filed with and acknowledged by the Escrow Agent.

     13. Termination. Except for Section 7, which shall not terminate, this Escrow Agreement shall terminate when the entire Escrow Account has been distributed in full in accordance with Section 5 hereof or by written notice signed by Parent and Purchaser.
     14. Tax Responsibilities
          (a) Taxation of Escrow Income Earned on Investment of Escrow Account:
     (i) The parties hereto hereby acknowledge that, for federal, state and local income tax purposes, the Escrow Income earned on the investment of the Escrow Account shall be the income of Parent and shall be reportable by Parent on its tax returns. The parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Account shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Parent whether or not such income was disbursed during such calendar year. Concurrent with the execution and delivery of this Escrow Agreement, Parent has provided the Escrow Agent with an Internal Revenue Service Form W-9. The parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”), to withhold a portion of any interest or other income earned on the investment of the Escrow Account.
          (b) Tax Reporting of payments made from the Escrow Account:
     (i) The Escrow Agent will provide Parent with a IRS form 1099INT following the tax year in which the income was earned on the Escrow Account.
     (ii) Parent shall be responsible for paying taxes (including any penalties and interest thereon) on all interest earned on the Escrow Account and for filing all necessary tax returns with respect to such income. Neither Purchaser nor the Escrow Agent shall have any obligation to file or prepare any tax returns or prepare any other reports for any taxing authorities concerning matters covered by this Escrow Agreement.
     (iii) The Escrow Agent shall have no responsibility to provide tax forms relating to taxable transactions for claimants or closing payees.
          (c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Account, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Account. The parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Account and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence, recklessness or willful misconduct of the Escrow Agent. The indemnification provided by this Section 14(c) is in addition to the indemnification provided in Section 7 and

6(d) and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.
          (d) The Escrow Agent shall not be considered the payor with respect to payments made on Parent’s behalf and pursuant to Claim Notices. The Escrow Agent shall not be considered the payor with respect to payments made on Parent or Representatives’ behalf to non-resident aliens and, accordingly, is not the “withholding agent” for purposes of the payments as that term is defined under the regulations of the Internal Revenue Service (“IRS”). The Escrow Agent has no direct knowledge of the recipients of the payments and is not in a position to characterize the nature of the payments made to recipients for tax purposes.
     15. Interpretation. The headings in this Escrow Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof; and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement. As used herein, a reference to “he” or “his” or like masculine form shall be deemed to also be a reference to the relevant feminine and indefinite forms. As used herein, a “person” shall be deemed to be a reference to an individual, partnership, corporation, unincorporated association, trust, governmental agency (or division thereof) or any other legal entity.
     16. No Waiver. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.
     17. Severability. The parties agree that (a) the provisions of this Escrow Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.
     18. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
     19. Counterparts. This Escrow Agreement may be executed by the parties hereto, in two or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.
     20. Escheat. The parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the parties hereto, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Account escheat by operation of law.
     21. Interpleading Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Funds, or should a substitute escrow agent fail to be designated as provided in Section 6(e) hereof, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrow Account until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event the Escrow Agent is a party to any dispute, the Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Escrow Account, Parent and the Purchaser each hereby agree to reimburse the Escrow Agent for one-half (1/2) its attorneys’ fees and any and all other expenses, losses, costs and damages incurred by the Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.
[Signature page is attached.]

EXECUTION COPY
          IN WITNESS WHEREOF, duly authorized officers of the parties hereto have signed this Escrow Agreement as of the date first above written.

Beckman Coulter, Inc.
By:	/s/ Roger B. Plotkin
	Name:	Roger B. Plotkin
	Title:	Vice President, Treasurer

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
	Name:	Caesar J. Belbel
	Title:	Executive Vice President, Chief Legal Officer and Secretary

WELLS FARGO BANK, N.A., AS ESCROW AGENT
By:	/s/ John D. Baker
	Name:	John D. Baker
	Title:	Vice President

EXECUTION COPY
EXHIBIT A

Wells Fargo Bank, N.A. Shareowner Services MAC N9100-030 161 N Concord Exchange Street St. Paul, MN 55075	John D. Baker Vice President Tel: (651) 552-6975 Fax: (651) 450-4078 John.D.Baker@wellsfargo.com
SCHEDULE OF FEES
For Services as Escrow Agent

Escrow Agent Acceptance Fee (Per Escrow Account):	$1,500.00
This is a one-time fee payable upon the opening of the account that covers: All account set-up services, including the review and negotiation of the escrow agent agreement, OFAC and USA Patriot Act due diligence; setting up of the escrow accounts, coordination of receipt of funds for deposit to the escrow accounts, development of administration processes and procedures, and compliance review and set-up of custodial accounts.

Escrow Agent Annual Fee (Per Escrow Account):	$2,000.00
This administration fee covers all fixed costs relating to administering the escrow accounts, generation and mailing of trust account statements, routine reconciliation and reporting, file retention and internal account compliance administration, investment transactions, monitoring claim notices and disbursement of funds in accordance with the agreement, and tax reporting.
Wells Fargo’s bid is based on the following assumptions:
•	Number of Escrow Accounts to be established: One

•	Number of Deposits to Escrow Account: Up to Two

•	Number of Withdrawals from Escrow Fund: Up to Four

•	Term of Escrow Agency: Up To Two Years

•	Number of Tax Responsible Parties on Investment Earnings: One

•	THIS FEE SCHEDULE ASSUMES THAT BALANCES IN THE ESCROW ACCOUNT WILL BE INVESTED IN THE WELLS FARGO MMDA (MONEY MARKET DEPOSIT ACCOUNT);

•	ALL FUNDS WILL BE RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC OR AN APPROVED FOREIGN ENTITY

Out-of Pocket Expenses:	At Cost
We only charge for out-of-pocket expenses in response to specific tasks assigned by the client. Therefore, we cannot anticipate what specific out-of-pocket items will be needed or what corresponding expenses will be incurred. Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings. There are no charges for indirect out-of- pocket expenses.
This fee is payable upon the opening of the account and annually thereafter. Fees are not pro-rated for a partial year of service.
This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent. These assumptions are based on information provided to us as of the date of this fee proposal. Our fee proposal is subject to review and acceptance of the final documents. Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our fee schedule.
Submitted on: March 18, 2009

EXECUTION COPY
Annex I
CLAIMS NOTICE
to
WELLS FARGO BANK, N.A.
as Escrow Agent
          The undersigned, [                                                             ] (“                                                            ”), pursuant to Section 4(a) of the Escrow Agreement, dated as of April ___, 2009, by and among by and among Clinical Data, Inc., a Delaware corporation (the “Parent”), Beckman Coulter, Inc., a Delaware corporation (the “Purchaser”) and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”) (terms defined in the Escrow Agreement have the same meanings when used herein), hereby certifies that [                    ] is or may be entitled to indemnification pursuant to Section 8 of the Stock Purchase Agreement in an amount equal to (a) $                (the “Claimed Amount”) plus (b) interest accrued thereon.                                          further certifies that the nature of the Claim is as follows: [                    ].
          Unless you receive a timely Response Notice (as defined in the Escrow Agreement) from Parent, in accordance with the Escrow Agreement, you are hereby instructed to release and pay, in accordance with the Escrow Agreement, the Claimed Amount and the interest accrued thereon from the Escrow Account to [                    ]by method of [Payment Instructions].
Dated:                , 20      .
[                                          ]

By:

Name:
Title:

cc:	Parent

EXECUTION COPY
Annex II
RESPONSE NOTICE
to
WELLS FARGO BANK, N.A.,
as Escrow Agent,
          The undersigned, pursuant to Section 4(b) of the Escrow Agreement, dated as of April      , 2009, by and among by and among Clinical Data, Inc., a Delaware corporation (the “Parent”), Beckman Coulter, Inc., a Delaware corporation (the “Purchaser”) and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”) (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:
          (a) concedes liability [in whole for] [in part in respect of $           of] the Claimed Amount (the “Conceded Amount”), plus interest accrued thereon, referred to in the Claims Notice dated [                    ], 20      pursuant to Section 8 of the Stock Purchase Agreement; [and] [or]
          (b) denies liability [in whole for] [in part in respect of $           of] the Claimed Amount referred to in the Claims Notice dated [                    ], 20    pursuant to Section 8 of the Stock Purchase Agreement.
          Attached hereto is a description of the basis for the foregoing.
Dated:                , 20       .

Clinical Data, Inc.

By:

Name:
Title:
cc:

EXECUTION COPY
Annex III
CONCEDED AMOUNT NOTICE
to
WELLS FARGO BANK, N.A.,
as Escrow Agent
          The undersigned, [                                          ], pursuant to Section 4(b) of the Escrow Agreement, dated as of April ___, 2009, by and among by and among Clinical Data, Inc., a Delaware corporation (the “Parent”), Beckman Coulter, Inc., a Delaware corporation (the “Purchaser”) and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”) (terms defined in the Escrow Agreement have the same meanings when used herein), hereby jointly:
          (a) certify that [a portion of] the Claimed Amount with respect to the matter described in the attached in the amount of $[                    ] (the “Conceded Amount”), plus interest accrued thereon, is owed to [                    ]; and
          (b) instruct you to promptly pay to [                    ] from the Escrow Account $                     [insert amount pursuant to paragraph (a)] as soon as practicable following your receipt of this notice and, in any event, no later than five (5) Business Days following the date hereof.
Dated:                , 20      .
[                                          ]

By:

Name:
Title:

[ REPRESENTATIVE ], AS REPRESENTATIVE

By:

Name:
Title:

EXECUTION COPY
EXHIBIT B-1
CERTIFICATE AS TO AUTHORIZED SIGNATURES
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Purchaser and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of Purchaser.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT B-2
CERTIFICATE AS TO AUTHORIZED SIGNATURES
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Parent and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of Parent.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title